================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   -----------

                               (AMENDMENT NO. ___)



[x]   Filed by the Registrant

[_]   Filed by a Party other than the Registrant



Check the appropriate box:

[ ]   Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))

[x]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                          AK STEEL HOLDING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

[x]   No fee required.


[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid: $

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:

================================================================================

AK Steel Holding Corporation                          Richard M. Wardrop, Jr.
703 CURTIS STREET                                        CHAIRMAN AND CHIEF
MIDDLETOWN, OHIO 45043-0001                              EXECUTIVE OFFICER
                                                                  April 9, 1999

To our Stockholders:

  It is a pleasure to invite you to the 1999 Annual Meeting of Stockholders of AK Steel Holding Corporation. The meeting will be held at 10:00 a.m. on Thursday, May 20, 1999, at the Ritz-Carlton Hotel, Kansas City, Missouri.

  Please read the enclosed Notice of Meeting and accompanying Proxy Statement carefully. For those of you who cannot attend the meeting in person, I urge you to participate by completing, signing, and returning your proxy in the enclosed envelope. Your vote is important, and the management of AK Steel appreciates your cooperation in directing proxies to vote at the meeting.

  Attendance at the Annual Meeting will be limited to stockholders of record as of the close of business on March 31, 1999, or their duly appointed proxies, and to guests of management. If you or your appointed proxy plan to attend in person, please complete, sign, detach and return the enclosed Request for Admittance card.

  Your continuing interest in our Company is appreciated and I look forward to seeing you at the Annual Meeting.

                                Sincerely,

                                /s/ Richard M. Wardrop, Jr.

                                Chairman and
                                  Chief Executive Officer

                         AK STEEL HOLDING CORPORATION
                               703 Curtis Street
                            Middletown, Ohio 45043

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

  The 1999 Annual Meeting of Stockholders of AK Steel Holding Corporation (the "Company") will be held in Pavillion I of the Ritz-Carlton Hotel, 401 Ward Parkway, Kansas City, Missouri, on Thursday, May 20, 1999, at 10:00 a.m., for the following purposes:

    1. To elect nine directors of the Company; and

    2. To transact such other business as properly may come before the meeting.

  The Board of Directors has fixed March 31, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

                                          By order of the Board of Directors,
                                             Brenda S. Harmon
                                              Secretary

Middletown, Ohio
April 9, 1999

 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THAT EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                         AK STEEL HOLDING CORPORATION
                               703 Curtis Street
                            Middletown, Ohio 45043

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of AK Steel Holding Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 20, 1999 and at any and all adjournments thereof.

  At the meeting, holders of the Company's Common Stock will vote for the election of nine directors. Each duly executed proxy received prior to the meeting will be voted in accordance with the choices specified therein by the stockholder. If no contrary direction is specified, the proxy will be voted FOR the election as directors of the nine nominees listed in this Proxy Statement. Stockholders who execute proxies may revoke them at any time before they are voted by filing with the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

  The Board of Directors has fixed the close of business on March 31, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. At that date, there were issued and outstanding 59,267,105 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held on all matters that come before the meeting.

                             ELECTION OF DIRECTORS

  In accordance with the Company's By-laws, the Board of Directors has fixed the number of directors at nine. If elected, each of the nominees listed below will serve as a director of the Company for a term expiring on the date of the next succeeding Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies. If any nominee is unable to serve, proxies may be voted for another person designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.

Information Concerning Nominees for Directors

  Set forth below is information with respect to each of the nine nominees for election as directors. Each of the nominees is presently serving as a director of the Company.

                Allen Born


  [PHOTO] Mr. Born, age 65, a director of the Company since March 2, 1995, currently is Chairman of Born Investments, LLC, a private investment firm. From November 1993 until July 1998, he served as Chairman and Chief Executive Officer of Alumax Inc., and for more than five years prior thereto he served as Chairman and Chief Executive Officer of Amax Inc. Mr. Born also is a director of Cyprus-Amax Minerals Company, Inmet Mining, the International Primary Aluminium Institute and the Aluminum Association, and serves as a member of the Board of Trustees of the Robert W. Woodruff Arts Center, as a Vice Chairman of the Kennedy Center's Corporate Fund Board and as a member of the Board of Councilors of the Carter Center.

                John A. Georges

  [PHOTO] Mr. Georges, age 68, a director of the Company since April 7, 1994, is the retired Chairman and Chief Executive Officer of International Paper Company, having served in that position from 1985 to March 1996. Following his retirement, he served until March 1998, as a Senior Managing Director of Windward Capital Partners LLP, a private investment partnership. Mr Georges also is a director of International Paper Company, Ryder System Inc., Warner-Lambert Company and DCV Inc. and is a member of The Business Council, the Trilateral Commission and the Board of the University of Illinois Foundation.



                Dr. Bonnie G. Hill


  [PHOTO] Dr. Hill, age 57, a director of the Company since April 7, 1994, is Senior Vice President of Community Relations for the Los Angeles Times. She continues as President and Chief Executive Officer of The Times Mirror Foundation and as a Vice President of The Times Mirror Company, having been elected to those positions in February 1997. From July 1992 until January 1997, she was Dean of the McIntire School of Commerce at the University of Virginia. She served as Secretary of the State and Consumer Services Agency for the State of California from April 1991 to July 1992. She also is a director of Niagara Mohawk Holdings Inc. and Hershey Foods Corporation.


                Robert H. Jenkins

  [PHOTO] Mr. Jenkins, age 56, a director of the Company since January 24, 1996, has served as Chairman of the Board of Sundstrand Corporation since April 1997 and as President and Chief Executive Officer of that company since September 1995. For more than five years prior thereto, Mr. Jenkins was employed by Illinois Tool Works as its Executive Vice President and in other senior management positions. Mr. Jenkins also is a director of Solutia, Inc., Clarcor Inc., Cordant Technologies Inc. and Pella Corporation and serves as a member of the boards of trustees of the Manufacturers Alliance and the National Association of Manufacturers.



                Lawrence A. Leser

  [PHOTO] Mr. Leser, age 63, a director of the Company since May 17, 1995, is Chairman of the E.W. Scripps Company, having also served as its Chief Executive Officer from July 1985 until May 1996. Mr. Leser also is a director of Union Central Life Insurance Company and Student Loan Funding Resources and a Trustee of Xavier University.

                Robert E. Northam

  [PHOTO] Mr. Northam, age 68, has been a director of the Company since April 7, 1994. He retired as Executive Vice President and Chief Financial Officer of J.C. Penney Company, Inc. in January 1996, having served in that position since February 1982. He also served in the office of the chairman of J.C. Penney Company, Inc. from June 1992 until his retirement.



  [PHOTO]       Cyrus Tang

                Mr. Tang, age 69, a director of the Company since April 7, 1994, has served since 1971 as President and Chief Executive Officer of Tang Industries, Inc., which, together with its affiliates, operates various businesses, including steel distribution and processing, metal stamping and fabrication, ferrous and non-ferrous metal scrap trading and processing, aluminum die casting, extrusions and recycling, wood and steel office furniture manufacturing and pharmaceuticals.



                Dr. James A. Thomson

  [PHOTO] Dr. Thomson, age 54, a director of the Company since March 18, 1996, is the President and Chief Executive Officer of The Rand Corporation, having served in that capacity since August 1989. He also serves as a director of Texas Biotechnology Corporation, as a Trustee of the International Institute for Strategic Studies in London and the Los Angeles World Affairs Council and as a member of the Council on Foreign Relations in New York.



                Richard M. Wardrop, Jr.

  [PHOTO] Mr. Wardrop, age 53, was elected Chairman of the Board of the Company effective January 27, 1997. He has been a director since March 2, 1995 and Chief Executive Officer since May 16, 1995. Mr. Wardrop also served as President of the Company from April 7, 1994 until March 20, 1997. From June 1992 to April 7, 1994, Mr. Wardrop served as Vice President, Manufacturing of the Company's predecessor, Armco Steel Company, L.P.



  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF THE FOREGOING NOMINEES.

Committees of the Board of Directors

  The Board of Directors has established an Audit and Finance Committee, a Compensation Committee, a Public Affairs Committee and a Nominating and Governance Committee.

  The Audit and Finance Committee recommends to the Board of Directors the firm of certified public accountants that will be appointed to serve as the independent auditors of the Company's annual financial statements. The Audit and Finance Committee also meets with representatives of that accounting firm and the Company's internal audit staff to review the plan, scope and results of the annual audit and the recommendations of the independent accountants regarding the Company's internal accounting systems and controls. The current members of the Audit and Finance Committee are Messrs. Georges (Chairperson), Born, Northam and Tang.

  The Compensation Committee makes recommendations to the Board of Directors with regard to the Company's compensation and benefits policies and practices. The Committee also reviews and makes recommendations to the Board of Directors with respect to the compensation of the Company's principal executive officers and administers the Company's Stock Incentive Plan. The current members of the Compensation Committee are Messrs. Northam (Chairperson), Born and Leser and Dr. Hill.

  The Public Affairs Committee reviews and makes recommendations to the Board of Directors regarding the Company's public affairs policies and practices, including its policies with respect to environmental compliance, employee safety and health and equal employment opportunities. The current members of the Public Affairs Committee are Dr. Hill (Chairperson), Messrs. Georges and Jenkins and Dr. Thomson.

  The Nominating and Governance Committee reviews and makes recommendations to the Board of Directors regarding the size, organization, membership requirements, compensation and other practices and policies of the Board. The current members of the Nominating and Governance Committee are Messrs. Leser (Chairperson), Jenkins and Tang and Dr. Thomson.

Attendance at Meetings

  During 1998, there were six regular meetings and three special telephonic meetings of the Board of Directors, six meetings of each of the Audit and Finance Committee, five meetings of the Compensation Committee and two meetings of each of the Public Affairs Committee and the Nominating and Governance Committee. Each director attended at least 75% of the meetings of the Board and of each committee of which he or she was a member.

Compensation of Directors

  During 1998, each director who is not an employee of the Company received an annual fee of $33,000 for service on the Board of Directors. One-half of that amount was paid in the form of shares of Common Stock of the Company valued at market on the date of issuance and the balance was paid in cash (receipt of which may have been deferred pursuant to a prior election) or, at the director's option, in the form of additional shares of Common Stock. Each director who chairs a committee of the Board of Directors received an additional annual fee of $3,600 for such service. Non-employee directors also were paid a fee of $1,500 for each Board meeting and each committee meeting they attended and were reimbursed for their expenses incurred in attending those meetings. An employee of the Company who serves as a director receives no additional compensation for such service. Non-employee directors are required to retire from the Board at age 70 but are entitled thereafter to an annual retainer equal to the annual director's fee in effect at the time of such retirement, provided that they remain available to the Chairman on a consulting basis. Upon first being elected to the Board, each non-employee director also is granted options under the Company's Stock Incentive Plan to purchase a total of 10,000 shares of the Company's Common Stock at its then prevailing market price. The options vest on the first anniversary of the date of grant and may be exercised at any time thereafter until the tenth anniversary of the grant date.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own beneficially more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent beneficial owners are required by Rule 16a-3(e) under the Exchange Act to furnish the Company with copies of all reports that they file pursuant to Section 16(a).

  To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers and directors were complied with, except that a report for one transaction was filed late by Mr. Tang.

Certain Relationships And Transactions

  In the ordinary course of business, the Company sells finished steel to, and purchases steel scrap from, an affiliate of Tang Industries, Inc., of which Mr. Tang, a director of the Company, is President and Chief Executive Officer. During 1998, those sales and purchases, which were made on arms'-length terms, aggregated $6.5 million and $2.3 million, respectively.

                                STOCK OWNERSHIP

Directors and Executive Officers

  The following table sets forth as of March 31, 1999 information with respect to the beneficial ownership of the Company's Common Stock by (i) each officer of the Company named in the Summary Compensation Table on page 7, (ii) each current director and each nominee for election as a director and (iii) all directors and executive officers of the Company as a group.

                                                                   Percentage of
                                                    Shares Owned    Outstanding
                                                   Beneficially(1)   Shares(2)
                                                   --------------- -------------
      Allen Born..................................       15,562          *
      John A. Georges.............................       16,624          *
      Thomas C. Graham, Jr........................       57,438          *
      Dr. Bonnie G. Hill..........................        5,059          *
      John G. Hritz...............................      111,994          *
      Robert H. Jenkins...........................       13,029          *
      Lawrence A. Leser...........................       12,681          *
      Richard E. Newsted..........................      269,440          *
      Robert E. Northam...........................       13,309          *
      Cyrus Tang..................................       56,624          *
      Dr. James A Thomson.........................       12,079          *
      Richard M. Wardrop, Jr......................    1,011,415        1.7%
      James L. Wareham............................      126,331          *
      All directors and executive officers as
       a group (20 persons).......................    2,066,278        3.5%

--------
(1) Includes shares subject to stock options exercisable within 60 days.
(2) An asterisk indicates ownership of less than 1%.

Other Beneficial Owners

  The following table sets forth information with respect to each person known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company as of December 31, 1998:

        Name and                                                   Percentage
         Address                                                       of
      of Beneficial                                   Shares Owned Outstanding
          Owner                                       Beneficially  Shares(1)
      -------------                                   ------------ -----------
      Franklin Resources, Inc. (1)...................  3,116,900       5.3%
       777 Mariners Island Boulevard
       San Mateo, California 94404
      Kawasaki Steel Corporation.....................  8,510,638      14.4%
       Hibiya, Kokusai Building
       2-3 Uchisaiwaicho, 2-Chome
       Chiyoda-Ku, Tokyo 100 Japan
      Neuberger & Berman, LLC (2)....................  6,989,474      11.8%
       605 Third Avenue
       New York, New York 10158
      The Prudential Insurance Company of America
       (3)...........................................  4,494,200       7.6%
       751 Broad Street
       Newark, New Jersey 07102
      Sasco Capital, Inc. (4)........................  3,686,772       6.2%
       10 Sasco Hill Road
       Fairfield, Connecticut 06430
      Vanguard Windsor Funds-Windsor Fund, Inc. (5)..  6,199,352      10.5%
       100 Vanguard Boulevard
       Malvern, Pennsylvania 19355
      Wellington Management Company (6)..............  6,207,144      10.5%
       75 State Street
       Boston, Massachusetts 02109

--------
(1) Based on information contained in a statement on Schedule 13G, dated January 22, 1999, Franklin Resources, Inc. is a holding company for subsidiaries that include investment advisers registered under the Investment Advisers Act of 1940 having sole voting and dispositive power with respect to an aggregate of 3,116,900 shares held by or for the account of various clients for whom they furnish advisory services.
(2) Based on information set forth in a statement on Schedule 13G, dated February 5, 1999, Neuberger & Berman, LLC, a broker-dealer registered under the Securities Exchange Act of 1934 and an investment adviser registered under the Investment Advisers Act of 1940, has shared dispositive power with respect to an aggregate of 6,989,474 shares held by or for the account of various clients for whom it serves as an investment adviser, with sole voting power with respect to 3,668,174 of those shares and shared voting power with respect to 3,321,300 of those shares.
(3) Based on information set forth in a statement on Schedule 13G, dated February 1, 1999, The Prudential Insurance Company of America, a mutual insurance company, in its capacity as an investment adviser registered under the Investment Advisers Act of 1940, had sole voting and dispositive power with respect to an aggregate of 69,800 shares and shared voting and dispositive power with respect to an aggregate of 4,424,400 shares, all of which were held by or for the benefit of various investment advisory clients.
(4) Based on information set forth in a statement on Schedule 13G, dated February 8, 1999, Sasco Capital, Inc., an investment adviser registered under the Investment Advisers Act of 1940, has sole dispositive power with respect to an aggregate of 3,686,772 shares held by or for the account of various clients for whom it serves as an investment adviser, with sole voting power with respect to 2,268,606 of those shares.
(5) Based on information set forth in a statement on Schedule 13G, dated February 11, 1999, Vanguard Windsor Funds-Windsor Fund, Inc., an investment company registered under the Investment Company Act of 1940, has sole voting power and shared power with respect to an aggregate of 6,199,352 shares.
(6) Based on information set forth in a statement on Schedule 13G, dated December 31, 1998, Wellington Management Company, an investment adviser registered under the Investment Advisers Act of 1940, has shared dispositive power with respect to an aggregate of 6,207,144 shares owned by various clients, including Vanguard Windsor Fund, for whom it serves as an investment adviser, with shared voting power with respect to 7,792 of those shares.

                            EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

  Annual compensation paid to executive officers of the Company consists of salary and cash bonus awards under the Company's Annual Management Incentive Plan. Long-term compensation consists of restricted stock awards and stock options under the Company's Stock Incentive Plan and payouts in the form of cash and restricted stock under the Company's Long-Term Performance Plan.

  The following table sets forth the cash compensation, as well as certain other compensation, paid or accrued by the Company for each of the past three years to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executives") serving as such at December 31, 1998.

                          Summary Compensation Table

                                    Annual
                                 Compensation          Long-Term Compensation
                               ----------------- -----------------------------------
                                                          Awards           Payouts
                                                 ------------------------ ----------
                                                                                        All
                                                 Restricted  Securities                Other
        Name and                                   Stock     Underlying      LTIP     Compen-
   Principal Position          Salary  Bonus(4)  Awards(5)  Stock Options Payouts(6) sation(7)
      at 12/31/98         Year   ($)      ($)       ($)     (# of Shares)    ($)        ($)
   ------------------     ---- ------- --------- ---------- ------------- ---------- ---------
Richard M. Wardrop, Jr.   1998 900,000 1,350,000   957,815     100,000    1,350,000   73,074
 Chairman and Chief       1997 700,000 1,050,000 2,340,000     250,000    1,050,000   63,970
 Executive Officer        1996 546,875   556,992 1,209,375     160,000      862,500   33,586
James L. Wareham (1)      1998 400,000   600,000   383,126      50,000      600,000   34,741
 President                1997 333,333   500,000   449,219      60,000      500,000   37,618
                          1996     --        --        --          --           --       --
Richard E. Newsted
 Executive Vice Presi-    1998 332,500   332,500   306,501      40,000      350,000   24,528
 dent,                    1997 293,333   293,333   151,750      20,000      315,000   24,559
 Commercial               1996 236,669   233,522   322,500      42,000      250,000   14,758
John G. Hritz(2)
 Executive Vice Presi-
 dent,                    1998 296,667   296,667   191,563      25,000      310,000   21,873
 General Counsel and      1997 246,667   246,667   151,750      20,000      270,000   20,635
 Secretary                1996 153,726   151,682   201,563      24,000      200,000    8,198
Thomas C. Graham, Jr.
 (3)                      1998 225,000   225,000    76,625      10,000      225,000   16,660
 Vice President,          1997 208,333   208,333    75,875      10,000      225,000   17,512
 Research and Engineering 1996 104,167   197,345   217,188      25,000      104,167    5,564

--------
(1) Mr. Wareham joined the Company effective March 1, 1997 and was elected President on March 20, 1997.
(2) Mr. Hritz was succeeded as Secretary by Brenda S. Harmon in March 1999.
(3) Mr. Graham joined the Company on June 24, 1996.
(4) Amounts shown in this column represent bonuses earned under the Company's Annual Management Incentive Plan.
(5) The dollar value of each restricted stock award indicated in this column is based on the average price of the Company's Common Stock on the date of the award. The amounts shown do not include the value of restricted stock awards representing a portion of the payouts under the Company's Long-Term Performance Plan. All awards shown in this column were granted pursuant to the Company's Stock Incentive Plan.
  --------
  Footnotes continue on following page.

Footnotes continued from previous page

   The aggregate number of shares of restricted stock held by the Named Executives at December 31, 1998 and the dollar value thereof (based on the closing price of the Company's Common Stock on December 31, 1998) were as follows: for Mr. Wardrop--245,000, $5,757,500; for Mr. Wareham--45,000,
   $1,057,500; for Mr. Newsted--45,000, $1,057,500; for Mr. Hritz--29,500,
   $693,250; and for Mr. Graham--15,500, $364,250. Dividends are paid on shares of restricted stock to the extent declared and paid on the Company's Common Stock.
(6) The amounts shown in this column represent payouts under the Company's Long-Term Performance Plan for the performance period ended December 31, 1998. One half of the amount shown for each Named Executive was paid in cash (receipt of which may have been deferred pursuant to a prior election by such Named Executive) and the balance in the form of an award of shares of restricted stock valued on the basis of the market price of the Company's Common Stock on the date of the approval of the share issuance by the Compensation Committee. Those shares are in addition to shares underlying restricted stock awards granted in 1998 pursuant to the Stock Incentive Plan but are subject to all of the terms and conditions of that plan and vest with respect to 20% of the shares on each of the first through fifth anniversaries of the award.
(7) The amounts shown in this column for 1998 were derived as follows: (i) for Mr. Wardrop, $10,074 was attributed to him for imputed income arising out of a Company-provided life insurance plan and $63,000 represents the Company's matching contributions for his account to the Company's thrift plan; (ii) for Mr. Wareham, $6,741 was attributed to him for imputed income arising out of a Company-provided life insurance plan and $28,000 represents the Company's matching contribution for his account to the Company's thrift plan; (iii) for Mr. Newsted, $1,253 was attributed to him for imputed income arising out of a Company-provided life insurance plan and $23,275 represents the Company's matching contribution for his account to the Company's thrift plan; (iv) for Mr. Hritz, $1,106 was attributed to him for imputed income arising out of a Company-provided life insurance plan and $20,767 represents the Company's matching contribution for his account to the Company's thrift plan; and (v) for Mr. Graham, $814 was attributed to him for imputed income arising out of a Company-provided life insurance plan, $15,750 represents the Company's matching contribution for his account to the Company's thrift plan and $96 was paid to him pursuant to a Company-provided medical plan. All premiums for Company-provided life insurance are paid by the Company; income is imputed to an employee in an amount equal to the portion of the premium applicable to coverage exceeding $50,000.

Stock Options

  Pursuant to its Stock Incentive Plan, the Company grants to its key employees, including its executive officers, options to purchase shares of its Common Stock. The plan does not provide for, and the Company does not grant, stock appreciation rights.

  The following table sets forth information with respect to stock options granted to the Named Executives in 1998:

                          Stock Option Grants in 1998

                                                                 Potential
                                                            Realizable Value at
                             Percent of                       Assumed Annual
                               Total    Exercise              Rates of Stock
                     Options  Options    Price              Price Appreciation
                     Granted Granted to   Per               for Option Term(2)
                      (# of  Employees   Share   Expiration -------------------
Name                 shares)  in 1998    ($)(1)     Date     5% ($)    10% ($)
----                 ------- ---------- -------- ---------- --------- ---------
R.M. Wardrop, Jr.... 100,000   25.48    19.1563   5/21/08   1,204,729 3,053,021
J.L. Wareham........  50,000   12.74    19.1563   5/21/08     602,365 1,526,510
R.E. Newsted........  40,000   10.19    19.1563   5/21/08     481,892 1,221,208
J.G. Hritz..........  25,000    6.37    19.1563   5/21/08     301,182   763,255
T.C. Graham, Jr.....  10,000    2.55    19.1563   5/21/08     120,473   305,302

--------
(1) All options provide for an exercise price equal to the fair market value of the underlying shares as of the date of grant.
(2) The amounts shown in these columns represent the potential appreciation in the value of the options over their stated term of ten years, based upon assumed compounded rates of appreciation of 5% per year (equivalent to 162.89%) and 10% per year (equivalent to 259.37%), respectively. Those amounts are not intended as forecasts of future appreciation, which is dependent upon the actual increase, if any, in the market price of the shares underlying the options, and there is no assurance that the amounts of appreciation shown in these columns will be realized.

  The following table provides information as to options exercised by each of the Named Executives in 1998 and the value of options held by them at year end:

                    Aggregate Option Exercises in 1998 and
                      Option Values at December 31, 1998

                                                   Number of Unexercised     Value of Unexercised
                           Number                       Options at          In-the-Money Options at
                          of Shares                  December 31, 1998      December 31, 1998($)(1)
                         Acquired on    Value    ------------------------- -------------------------
Name                      Exercise   Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
R.M. Wardrop, Jr. ......       0         --        510,002      319,998     4,110,226    1,211,660
J.L. Wareham............       0         --         20,000       90,000       107,500      424,375
R.E. Newsted............       0         --        154,668       67,332     1,175,927      270,453
J.G. Hritz..............       0         --         28,002       46,330       127,833      187,009
T.C. Graham, Jr.........       0         --         20,002       24,998        41,672       84,578

--------
(1) Calculated on the basis of the difference between the option exercise price and the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1998 ($23.50 per share).

Long-Term Incentive Awards

  The Company's Long-Term Performance Plan is designed to increase management's focus on the Company's longer term performance relative to that of a group of six other steel producers--Bethlehem Steel Corporation, Ispat/Inland Steel Company, LTV Steel Company, Inc., National Steel Corporation, Nucor Corporation and the U.S. Steel Group of USX Corporation-- and to further enhance the Company's ability to retain the services of its key executives.

  Long-term performance is measured on the basis of what the Company deems to be a critical indicator of profitability in the steel industry--operating profit per ton of steel shipped--which, for purposes of the plan, is assessed both cumulatively and annually over a performance period of three years, with a new performance period commencing annually. In addition, upon inception of the plan, the Board of Directors also provided for a one-time transitional two-year performance period that ended December 31, 1996. Payouts in respect of both performance periods are shown in the Summary Compensation Table on page 7.

  Payouts under the plan are made shortly following the expiration of the applicable performance period. No payout is made unless (i) the Company reports net income for the last year of the performance period and (ii) the Company's operating profit per ton ranks at least in the upper 50% of the competitor group either on a cumulative basis over the entire performance period or during the last year of the performance period. The payout to each participating executive is determined by multiplying the executive's annual base salary as of the end of the performance period by an award percentage. A target percentage for each executive is established at or shortly following the beginning of the performance period, subject to the approval of the Compensation Committee. The actual award percentage may be higher or lower than the target percentage, depending upon the Company's performance relative to that of the competitor group during the performance period, and currently ranges from a threshold of 15% of the target percentage to a maximum of 200% of the target percentage. An executive would be entitled to the maximum payout only if the Company's performance ranks first among the competitor group both on a cumulative basis over the entire performance period and during the last year thereof. No payment is made to an executive who has voluntarily resigned or been discharged for cause prior to the scheduled date of payout. Upon retirement, an executive is entitled under the Plan to receive, in lieu of any amounts to which he or she otherwise might have been entitled in respect of performance periods that commenced prior to his or her retirement but are scheduled to expire subsequent thereto, a payment equal to his or her payout for the performance period last ended prior to the date of his retirement. Up to 50% of an executive's payout may be made in the form of an award of shares of restricted stock, which vests with respect to 20% of the shares on each of the first through fifth anniversaries of the award date.

  The following table sets forth information with respect to potential payouts to the Named Executives pursuant to awards granted to them in 1998 under the Company's Long-Term Performance Plan:

                   Long-Term Performance Plan Awards in 1998

                          Number of
                           Shares,    Performance   Estimated Future Payouts(2)
                          Units or   Period Until   ---------------------------
                            Other    Maturation or  Threshold Target   Maximum
Name                      Rights(1)     Payout         ($)      ($)      ($)
----                      --------- --------------- --------- ------- ---------
R.M. Wardrop, Jr.........     75    1/1/98-12/31/00  101,250  675,000 1,350,000
J.L. Wareham.............     75    1/1/98-12/31/00   45,000  300,000   600,000
R.E. Newsted.............     50    1/1/98-12/31/00   26,250  175,000   350,000
J.G. Hritz...............     50    1/1/98-12/31/00   23,250  155,000   310,000
T.C. Graham, Jr..........     50    1/1/98-12/31/00   16,875  112,500   225,000

--------
(1) The number set forth in this column for a Named Executive is the target percentage specified by the Compensation Committee.
(2) For purposes of estimating a Named Executive's future payout, the applicable percentage has been multiplied against the Named Executive's annual base salary as of December 31, 1998. A Named Executive's ultimate payout will be determined by multiplying the applicable award percentage against his or her actual base salary at December 31, 2000, which may not be the same as that in effect at December 31, 1998.

Agreements with Principal Officers

  The Company's executive officers and certain other key managers are covered by agreements that provide for severance payments and certain other benefits in the event (a "Triggering Event") of a diminution of the covered employee's salary or responsibility or a termination of the employee's employment other than for cause (as defined in the agreements). The agreements generally provide that upon the occurrence of a Triggering Event, an elected officer (including each of the Named Executives) would be entitled to (i) a lump sum severance payment equal to the salary to which that officer would otherwise have been entitled for a period (the "severance payment period") of 36 months (if the Triggering Event occurs within 24 months following the occurrence of a Change in Control, as defined in the agreements) or 24 months (in the case of a Triggering Event occurring other than within 24 months after a Change in Control); (ii) a lump sum payment under the Company's Annual Management Incentive Plan of a sum equal to the aggregate annual bonuses to which the officer would have been entitled for the applicable severance payment period based upon the bonus actually received by the employee under that plan for the year preceding the Triggering Event; (iii) the immediate vesting and lapse of all restrictions on shares that were the subject of restricted stock awards to the employee under the Company's Stock Incentive Plan; (iv) the right, for a period of three years following the Triggering Event, to exercise any stock options that were outstanding at the date of the Triggering Event; and (v) continuing coverage under the Company's benefit plans (including life, health and other insurance benefits) for the duration of the applicable severance payment period. For all key managers other than executive officers, the applicable severance period is 18 months, whether or not the Triggering Event is preceded by a Change in Control. The agreements with certain senior executive officers (including the Named Executives) also provide that, upon either (i) an involuntary termination of employment other than for cause (whether or not preceded by a Change in Control) or (ii) a voluntary termination of employment for good reason (as defined in the agreements) within 24 months following a Change in Control, the officer would be entitled to a further lump sum payment equal to (and in lieu of) all amounts to which that officer would otherwise have been entitled under the Company's supplemental retirement plan (described below under "Pension Plans"), such payment to be calculated as if he had become fully vested under the plan and had retired at age 60 (or his then actual age, if higher). If the Triggering Event is preceded by a Change in Control and any portion of the required payments to an elected officer becomes subject to the federal excise tax on so-called "parachute payments," the agreement with that officer provides for "gross-up" so that the net amount retained by the officer, after deduction of the excise tax and any applicable taxes on the "gross-up" payment, is not reduced as a consequence of such excise tax. The Company's agreements with its senior executive officers (including the Named Executives) provide to each such officer the right, exercisable only during a thirty-day period commencing
(i) immediately after the occurrence of a Change in Control in the case of the Chief Executive Officer, and (ii) 180 days following the occurrence of a Change in Control in the case of all other senior executive officers, to voluntarily terminate his or her employment and obtain the same benefits as would be available following a Triggering Event.

Pension Plans

  The Company's executive officers are eligible for retirement benefits under several plans: (i) a qualified defined benefit plan (the "Defined Benefit Plan") that covers salaried employees whose employment by the Company began on or before December 31, 1991 and provides benefits based on the employee's final average earnings, (ii) a qualified cash balance plan (the "Cash Balance Plan") that covers salaried employees whose employment by the Company began on or after January 1, 1992 and accumulates credits based on the employee's length of service and compensation throughout the period of service, and (iii) a supplemental retirement plan (the "Supplemental Plan") that provides a "make up" of qualified plan benefits that may be denied to participants in the Defined Benefit Plan or the Cash Balance Plan because of limitations imposed by the Internal Revenue Code of 1986, as amended, as well as supplemental benefits for employees with a minimum of ten years of service, including at least five years of service as a member of key management, subject to a limit on the total benefits that may be paid to a covered participant equal to the lesser of (x) 75% of the participant's highest annual base salary during a defined period preceding retirement or (y) 45% of the participant's average "covered compensation" (consisting of base salary, bonuses under the Annual Management Incentive Plan and payouts under the Long-Term Performance Plan) during that period.

                       Estimated Annual Pension Benefits

  Each of the Named Executives (other than Mr. Hritz) and all but four of the Company's other executive officers, commenced employment subsequent to January 1, 1992. Officers employed subsequent to that date are covered only under the Cash Balance Plan and the Supplemental Plan. The following table sets forth the estimated combined annual retirement benefits (calculated on a straight line annuity basis) that may become payable to a covered participant in the higher compensation classifications, including the Named Executives, under the Cash Balance Plan and the Supplemental Plan, assuming satisfaction of the requisite service requirements at the time of retirement:

           Estimated Maximum Benefit               Estimated Maximum Benefit
                    Based on                                Based on
              Average Base Salary                 Average Covered Compensation
           -----------------------------        ----------------------------------------
            Average                                 Average
              Base           Estimated              Covered               Estimated
           Salary ($)       Benefit ($)         Compensation ($)         Benefit ($)
           ----------       -----------         ----------------         -----------
             200,000          150,000                600,000               270,000
             300,000          225,000                800,000               360,000
             400,000          300,000              1,000,000               450,000
             500,000          375,000              1,200,000               540,000
             600,000          450,000              1,400,000               630,000
             700,000          525,000              1,600,000               720,000
             800,000          600,000              1,800,000               810,000
             900,000          675,000              2,000,000               900,000
           1,000,000          750,000              2,200,000               990,000

It is anticipated that, so long as annual bonuses under the Management Incentive Plan and payouts under the Long-Term Performance Plan continue to represent the principal contributants to the covered compensation of the Company's executive officers, benefits to those officers, including those of the Named Executives covered under the Cash Balance Plan, will be limited to 75% of his or her highest annual base salary during the period of his or her employment. The following table sets forth, as of December 31, 1998, the number of years of creditable service and the applicable covered compensation and base salary for pension benefit calculation purposes for each of the Named Executives covered under the Cash Balance Plan:

                                            Years of     Covered         Base
     Name                                   Service  Compensation ($) Salary ($)
     ----                                   -------- ---------------- ----------
     R.M. Wardrop, Jr. ....................   6.5       2,788,789      900,000
     J.L. Wareham..........................   1.8       1,600,000      400,000
     R.E. Newsted..........................   4.3         878,952      350,000
     T.C. Graham, Jr. .....................   2.5         684,576      225,000

  Five of the Company's executive officers (including Mr. Hritz) commenced employment with the Company prior to January 1, 1992. Those officers are covered under the Defined Benefit Plan and the Supplemental Plan. The following table sets forth, as of December 31, 1998, the estimated combined annual retirement benefits (calculated on a straight line annuity basis and before a required deduction of a portion of applicable Social Security benefits) that may become payable to a covered participant in the higher compensation classifications under the Defined Benefit Plan and the Supplemental Plan:

        Average                            Years of Service
        Covered           ----------------------------------------------------------------------
      Compensation           15                 20                 30                 40
      ------------        --------           --------           --------           --------
       $  400,000         $180,000           $180,000           $189,000           $252,000
       $  500,000         $225,000           $225,000           $236,250           $315,000
       $  600,000         $270,000           $270,000           $283,500           $378,000
       $  700,000         $315,000           $315,000           $330,750           $441,000
       $  800,000         $360,000           $360,000           $378,000           $504,000
       $  900,000         $405,000           $405,000           $425,250           $567,000
       $1,000,000         $450,000           $450,000           $472,500           $630,000
       $1,100,000         $495,000           $495,000           $519,750           $693,000
       $1,200,000         $540,000           $540,000           $567,000           $756,000

To the extent that a participant's covered compensation substantially exceeds his base salary, annual benefits will be limited to 75% of his or her highest annual base salary during the period of his or her employment and, therefore, will be less than the amounts shown in the foregoing table.

  Under the Defined Benefit Plan, a participant's average pensionable earnings are determined on the basis of the highest amounts paid to that participant in any 60 consecutive months of service during his or her last 120 consecutive months of service. Mr. Hritz has 9.3 years of credited service under the Defined Benefit Plan. If his employment were to continue until retirement at age 65 at his 1998 rate of remuneration, he would be entitled to receive an annual pension of $232,500.

Compensation Committee Report on Executive Compensation

 Compensation Policies

  The functions of the Compensation Committee (the "Committee") are to review and recommend to the Board of Directors the compensation of the Company's executive officers, to review the duties and responsibilities of those officers, to review the Company's overall compensation and personnel policies, to administer the Company's Stock Incentive Plan, Long-Term Performance Plan and certain other employee benefit plans, and to review and make recommendations to the Board of Directors with respect to the Company's incentive compensation plans, pension and savings plans and employee retirement policies, benefits and plans. With respect to the Company's executive compensation arrangements, the Committee's goal is to establish a compensation program that strengthens the commonality of interest between management and the Company's stockholders, links compensation with Company performance and enables the Company to attract and retain executives of high caliber and ability.

 Executive Officer Compensation Components

  The key elements of the Company's executive officer compensation program are base salary, bonus awards under the Annual Management Incentive Plan and long-term incentives consisting of awards under the Long- Term Performance Plan and awards of stock options and restricted stock under the Stock Incentive Plan. Each of these elements is addressed separately below.

 Base Salary

  Salary levels are assigned to positions within competitive standards based on job responsibilities and a review of the salary levels for comparable positions at other major corporations, as disclosed in compensation surveys conducted by independent consulting firms. Corporations for which compensation data are included in these surveys include the largest publicly owned integrated steel companies in the United States, as well as other industrial companies with operations of comparable size and scope to those of the Company.

  Increases in base salary for an executive officer are based on individual performance, Company performance and market compensation trends. The Committee does not rely on any specific formula nor does it assign specific weights to the various factors used in determining base salaries. Strong individual performance and strong Company performance would generally result in above-average increases. Below-market increases or no increases would generally occur in years when individual performance and Company performance are below expectations.

 Annual Management Incentive Plan

  The Company's Annual Management Incentive Plan is designed to motivate executive officers to focus on both financial and non-financial goals that directly impact shareholders. A bonus award under the plan is expressed as a percentage of total base compensation for the year. Depending upon the extent to which prescribed targets are achieved or exceeded, that percentage may vary from approximately 50% of an executive's base compensation at target levels to as much as 150% of base compensation for the Chairman and Chief Executive Officer and the President or as much as 100% of base compensation in the case of other executive officers. If the minimum specified target is not achieved, no bonus is payable.

  Because the Company's performance for 1998 exceeded each of the financial and non-financial targets, bonus awards for 1998 as a percentage of base compensation were 150% for each of Messrs. Wardrop and Wareham and 100% for each of the other Named Executives.

 Long-Term Performance Plan

  The Company's Long-Term Performance Plan is designed to increase management's focus on the Company's performance relative to that of its principal competitors over a multi-year period and to further enhance the Company's ability to retain the services of its key executives.

  Because the Company's operating profit per ton exceeded that of all other companies in the competitor group during 1996, 1997 and 1998, each of the participating executives (including each of the Named Executives) received the maximum payout in respect of the performance period that ended December 31, 1998 (which ranged from 100% of base salary at December 31, 1998 in the case of Messrs. Newsted, Hritz and Graham to 150% of base salary at December 31, 1998 in the case of Messrs. Wardrop and Wareham).

 Stock Incentive Plan

  Grants of stock options and restricted stock awards under the Company's Stock Incentive Plan are designed to link executive compensation to appreciation in the market price of the Company's Common Stock and to encourage executives to remain in the employ of the Company. Grants of options and restricted stock awards were made during 1998 to each of the executives named in the Summary Compensation Table based upon the recommendations of an independent compensation consultant. These grants are reflected in the Summary Compensation Table.

 Compensation of Chief Executive Officer

  During 1998 Mr. Wardrop's annual base salary was increased from $700,000 to $900,000. He also received an annual bonus of $1,350,000 for 1998 pursuant to the Company's Annual Management Incentive Plan based solely upon corporate performance for the year. In addition, pursuant to the Stock Incentive Plan, during 1998 Mr. Wardrop was granted options with respect to 100,000 shares and restricted stock awards with respect to 50,000 shares. He also received an award under the Long-Term Performance Plan providing a target opportunity equal to 75% of his base salary as of the end of a three-year performance period ending December 31, 1998. Each of these compensation components was based upon the recommendation of an independent compensation consultant as well as the Committee's recognition of Mr. Wardrop's individual contribution to the Company's exceptional performance during 1998.

 Policy with Respect to Deductibility of Executive Compensation

  Section 162(m) of the Internal Revenue Code (the "Code") generally limits to $1,000,000 per covered executive the deductibility for federal income tax purposes of the annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executive officers. Under the provisions of Section 162(m), there may be excluded from the $1,000,000 limit compensation that is determined on the basis of certain performance goals under plans that meet certain specific criteria. Compensation attributable to the exercise of options granted under the Stock Incentive Plan, as well as bonuses paid under the Annual Management Incentive Plan and the Long-Term Performance Plan, are excluded from the $1,000,000 limit as a consequence of certain amendments to those plans that were approved by stockholders.

                                          The Compensation Committee
                                             Robert E. Northam, Chairman
                                             Allen Born
                                             Dr. Bonnie G. Hill
                                             Lawrence A. Leser

Compensation Committee Interlocks

  The members of the Compensation Committee are not employees of the Company and do not participate in any of the Company's management compensation programs. No member of the Committee is an executive officer of a company of which an executive officer of the Company serves as a director.

                         COMPARATIVE PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period from March 30, 1994 (the day on which the Company's shares were first publicly traded) through December 31, 1998 with the cumulative total return for the same period of (i) the Standard & Poor's 500 Stock Index and (ii) a peer group consisting of the four largest publicly owned integrated steel companies in the United States (Bethlehem Steel Corporation, LTV Corporation, National Steel Corporation and the U.S. Steel Group of USX Corporation). These comparisons assume an investment of $100 at the commencement of the period and reinvestment of dividends. With respect to companies in the peer group, the returns of each company have been weighted to reflect its stock market capitalization relative to that of the other companies in the group.

                           Cumulative Total Returns
                   March 30, 1994 through December 31, 1998
                  (Value of $100 invested on March 30, 1994)


   [THE TABLE BELOW WAS REPRESENTED IN THE PRINTED MATERIAL BY A LINE GRAPH]

               March 30,   December 31,  December 31,  December 31,  December 31,  December 31,
Description       1994          1994          1995          1996          1997          1998
-----------    ---------   ------------  ------------  ------------  ------------  ------------
AK STEEL        $100.00       $130.85       $146.43       $172.30       $157.09       $214.11
PEER GROUP      $100.00       $ 99.36       $ 83.71       $ 73.17       $ 72.84       $ 55.49
S&P 500         $100.00       $106.99       $143.99       $177.91       $237.18       $304.82

                                 OTHER MATTERS

  Any proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be submitted in writing, addressed to the Secretary of the Company at its principal executive offices, and received by the Company by January 20, 2000, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting.

  The Company's audited financial statements as of and for the year ended December 31, 1998, together with the report thereon of Deloitte & Touche LLP, independent public accountants, are included in the Company's Annual Report on Form 10-K under the Securities Exchange Act of 1934. A copy of the 1998 Annual Report on Form 10-K is included in the Company's 1998 Annual Report to Stockholders and is being furnished to stockholders together with this Proxy Statement.

  The Board of Directors has selected Deloitte & Touche LLP as the Company's independent accountants for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will respond to appropriate questions.

  This Proxy Statement and the accompanying form of proxy will initially be mailed to stockholders on or about April 9, 1999 together with the 1998 Annual Report to Stockholders. In addition, the Company is requesting banks, brokers and other custodians, nominees and fiduciaries to forward these proxy materials and the accompanying reports to the beneficial owners of shares of the Company's Common Stock held by them of record and will reimburse them for their reasonable out-of-pocket expenses for doing so. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee estimated to be $7,500 plus out-of-pocket expenses. Solicitation of proxies also may be made by officers and employees of the Company. The cost of soliciting proxies will be borne by the Company.

  The Board of Directors does not know of any matters to be presented at the meeting other than those set forth in the accompanying Notice of Meeting. However, if any other matters properly come before the meeting, it is intended that the holders of proxies will vote thereon in their discretion.

                                          By order of the Board of Directors,
                                             Brenda S. Harmon
                                              Secretary

Middletown, Ohio
April 9, 1999

                         AK STEEL HOLDING CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1999



          The undersigned stockholder of AK Steel Holding Corporation (the "Company") hereby appoints Richard M. Wardrop, Jr., John G. Hritz and Brenda S. Harmon and each of them, as attorneys and proxies, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 20, 1999, and at any adjournments thereof, with authority to vote at such meeting all shares of Common Stock of the Company owned by the undersigned on March 31, 1999, in accordance with the directions indicated herein.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION AS A DIRECTOR OF EACH OF THE NINE NOMINEES NAMED ON THE REVERSE SIDE.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NINE NOMINEES NAMED FOR ELECTION AS A DIRECTOR.

ELECTION OF DIRECTORS:

     FOR all nominees listed [  ]    WITHHOLD AUTHORITY to vote [  ]
     below (except as                for all nominees listed below
     marked to the contrary
     below)


Nominees: Allen Born, John A. Georges, Dr. Bonnie G. Hill, Robert H.
   Jenkins, Lawrence A Leser, Robert E. Northam, Cyrus Tang, Dr. James A. Thomson and Richard M. Wardrop, Jr.

     (INSTRUCTIONS:  To withhold authority to vote for an individual nominee named above, strike a line through that nominee's name)

And to transact such other business as may properly come before the meeting or any adjournments thereof.


Date: _____________________      Signature(s):________________________________

                                 (Please date and sign exactly as name appears hereon. When signing as attorney, administrator, trustee, custodian or guardian, give full title as such. Where more than one owner, all should sign. Proxies executed by a partnership or corporation should be signed in the full partnership or corporate name by a partner or authorized officer.)

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.